UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 27, 2004

Jacuzzi Brands, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14557	22-3568449
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 S. Flagler Drive, Phillips Point West Tower - 1100, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561.514.3838

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 27, 2004, we entered into an employment agreement with Robert G. Hennemuth. The terms of Mr. Hennemuth's employment are described in the employment agreement which is included as Exhibit 10.1 to this report and is incorporated by reference herein. Under Mr. Hennemuth's employment agreement, his term of employment as Vice President - Human Resources will expire at the end of one year. The term of the agreement is subject to automatic one year extensions, unless either party gives at least sixty (60) days' prior written notice of non-extension.

On December 27, 2004, we also entered into a Change in Control Agreement with Mr. Hennemuth. The Change in Control Agreement provides for severance benefits that may apply in certain instances following a change in control (as defined in the Change in Control Agreement) of us. The terms of Mr. Hennemuth's change in control benefits are described in the Change in Control Agreement which is included as Exhibit 10.2 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Employment Agreement between the registrant and Robert Hennemuth, dated December 27, 2004.

10.2 Change in Control Agreement between the registrant and Robert Hennemuth, dated December 27, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jacuzzi Brands, Inc.

December 31, 2004	By:	Steven C. Barre

Name: Steven C. Barre
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between the registrant and Robert Hennemuth, dated December 27, 2004
10.1	Change in Control Agreement between the registrant and Robert Hennemuth, dated December 27, 2004